Exhibit 99.1

Contact: Yvonne Gill
October 14, 2014	570-724-0247
yvonneg@cnbankpa.com

C&N Announces THIRD QUARTER 2014 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the three-month and nine-month periods ended September 30, 2014.

Net income in the third quarter 2014 totaled $4,267,000, or $0.34 per basic and diluted share, up from $0.33 per share in the second quarter 2014 and down from $0.38 per share in the third quarter 2013. For the nine months ended September 30, 2014, net income was $12,718,000, or $1.02 per basic and diluted share, down from $1.16 per share for the first nine months of 2013. Earnings results for the nine months ended September 30, 2014 reflected an annualized return on average assets of 1.37% and an annualized return on average equity of 9.18%.

Highlights related to C&N’s earnings results were as follows:

•	Net interest income of $10,285,000 in the third quarter 2014 was up slightly from the second quarter 2014, reflecting increases compared to the prior quarter in average balances of deposits of $14,979,000, available-for-sale securities of $9,548,000 and loans outstanding of $4,321,000. Third quarter 2014 net interest income was down 3.3% from the third quarter 2013 and net interest income for the first nine months of 2014 was down $1,942,000 (6.0%) from the first nine months of 2013. Yields earned on securities and loans have fallen by more than interest rates paid on deposits and borrowings over the course of 2013 and the first nine months of 2014. The net interest margin was 3.75% in the third quarter 2014, down from 3.84% in the second quarter 2014 and 3.97% in the third quarter 2013. For the first nine months of 2014, the net interest margin was 3.82% as compared to 4.10% for the first nine months of 2013. The average balance of loans outstanding was $33.3 million (5.0%) lower in the first nine months of 2014 as compared to the first nine months of 2013.

•	The provision for loan losses was $218,000 in the third quarter 2014 as compared to $446,000 in the second quarter 2014 and $239,000 in the third quarter 2013. For the first nine months of 2014, the provision for loan losses totaled $353,000, down from $488,000 for the first nine months of 2013.

•	Noninterest revenue of $3,887,000 in the third quarter 2014 was down $93,000 (2.3%) from the second quarter 2014, and down $406,000 (9.5%) from the third quarter 2013. For the first nine months of 2014, noninterest revenue was $709,000 (5.8%) lower than in the first nine months of 2013. Gains from sales of residential mortgage loans totaled $557,000 in the first nine months of 2014, down from $1,560,000 in the first nine months of 2013, reflecting lower volume from refinancing activity. Total Trust and brokerage revenue of $4,007,000 in the first nine months of 2014 was $399,000 (11.1%) higher than the total in the first nine months of 2013.

•	In the third quarter 2014, realized gains from available-for-sale securities totaled $760,000, including gains from sales of mortgage-backed securities and other debt securities totaling $471,000 and gains from sales of equity securities (bank stocks) totaling $289,000. In comparison, realized gains from available-for-sale securities totaled $103,000 in the second quarter 2014 and $193,000 in the third quarter 2013. Realized gains from available-for-sale securities totaled $894,000 in the first nine months of 2014, while in the first nine months of 2013 realized gains from securities totaled $1,452,000 and losses from prepayment of borrowings totaled $1,023,000.

•	Noninterest expenses totaled $9,036,000 in the third quarter 2014, up from $8,347,000 in the second quarter 2014 and $8,610,000 in the third quarter 2013. In the third quarter 2014, salaries and wages expense increased $702,000 over the second quarter 2014, and $812,000 over the third quarter 2013, mainly because of severance expenses. In the first nine months of 2014, total noninterest expenses, excluding losses from prepayment of borrowings, were $224,000 (0.9%) higher than in the first nine months of 2013. Salaries and wages expense increased $788,000 in the first nine months of 2014 as compared to the corresponding period in 2013, mainly as a result of severance benefits, and pensions and other employee benefit expenses increased $398,000, mainly due to higher health care costs. Professional fees expense was $997,000 lower in the first nine months of 2014 as compared to the first nine months of 2013, as the total in 2013 included fees associated with projects designed to identify sources of noninterest revenue and reductions in debit card and ATM processing expense.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,256,533,000 at September 30, 2014, as compared to $1,256,205,000 at June 30, 2014 and up 1.9% from $1,232,952,000 at September 30, 2013.

•	Net loans outstanding (excluding mortgage loans held for sale) were $621,960,000 at September 30, 2014, up from $614,347,000 at June 30, 2014 and down $19.4 million (3.0%) from $641,345,000 at September 30, 2013.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $150,695,000 at September 30, 2014 as compared to $150,725,000 at June 30, 2014 and up $12.6 million (9.1%) from $138,074,000 at September 30, 2013.

•	Total nonperforming assets as a percentage of assets was 1.45% at September 30, 2014, up slightly from 1.44% at June 30, 2014 and up considerably from 0.83% at September 30, 2013. The increase in this ratio has resulted mainly from classification of two large commercial loans as nonaccrual.

•	Deposits and repo sweep accounts totaled $988,294,000 at September 30, 2014, up from $983,876,000 at June 30, 2014 and up $20.0 million (2.1%) from $968,298,000 at September 30, 2013.

•	Total shareholders’ equity was $186,874,000 at September 30, 2014, down slightly from $189,173,000 at June 30, 2014 and up from $181,206,000 at September 30, 2013. Tangible common equity as a percentage of tangible assets was 14.05% at September 30, 2014, up from 13.86% a year earlier. In July 2014, C&N announced a common stock repurchase plan for the repurchase of up to 622,500 shares, or 5% of the total shares outstanding on July 16, 2014. Through September 30, 2014, 129,000 shares had been repurchased for a total cost of $2,464,000, at an average price of $19.10 per share.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $812,376,000 at September 30, 2014, an increase of 6.8% from a year earlier, reflecting the effect of new accounts as well as net appreciation in asset values.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.